Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333−129292, 333−208235 and 333-223456) and Registration Statements on Form S-8 (Nos. 333−32393, 333−52862, 333−62550, 333−67180, 333−67284, 333−84561, 333−124449, 333−150457, 333−166376, 333−188116, 333−204061, 333-217518, and 333-229804) of Ball Corporation of our report dated February 17, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

February 17, 2021